UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2006

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1-800-FLOWERS.COM, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-26841	11-3117311
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Old Country Road
Carle Place, New York 11514
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 237-6000

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2006, the board of directors of 1-800-FLOWERS.COM, Inc. (the “Company”) appointed Lawrence V. Calcano as a Class I director effective on December 7, 2006. Mr. Calcano’s term will expire at the Company’s 2009 Annual Meeting of stockholders. Mr. Calcano will serve on the board’s Audit Committee and Nominating Committee. The Company’s board of directors has determined that Mr. Calcano is an independent director, as such independence requirements are established by the Nasdaq Stock Market, Inc. and the Securities and Exchange Commission under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

Mr. Calcano, age 43, is the co-founder and managing partner of Meadowood Capital, LLC, a private equity firm, established in October 2006, focused on investments in technology and technology-enabled companies. Prior to that, for approximately five years, Mr. Calcano was the co-head of the Technology Group of the Investment Banking Division of Goldman, Sachs & Co. Mr. Calcano was previously a director of the Company from July 1999 to December 2003.

In connection with his appointment, Mr. Calcano was granted the same compensation as the other non-employee directors. As such, Mr. Calcano received options to purchase 10,000 shares of the Company’s Class A Common Stock at an exercise price of $5.51 per share. The options immediately vested and have a term of ten years. Mr. Calcano also received an annual retainer of $12,500 and will receive a fee of $2,500 for each board meeting or committee meeting attended in person, a fee of $1,000 for each board meeting or committee meeting attended telephonically and the reimbursement of reasonable out-of-pocket travel and lodging expenses incurred by him in connection with his attendance at any board or committee meeting.

A copy of the Company’s press release, dated December 14, 2006, which announced the appointment of Mr. Calcano to the Company’s board of directors, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, Kevin J. O’Connor, a director of the Company since July 1999, has announced his intention to retire from the Company’s board of directors effective at the date of the Company’s 2006 Annual Meeting of stockholders. The Company has been advised by Mr. O’Connor that he is retiring in order to devote more time to other business interests and his decision is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press Release (“Lawrence V. Calcano to Join 1-800-FLOWERS.COM. Board”) dated December 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2006

1-800-FLOWERS.COM, INC.
(Registrant)

By: /s/ William E. Shea
Name: William E. Shea
Title: Chief Financial Officer, Senior Vice President Finance and Administration